As filed with the Securities and Exchange Commission on June 17, 2011
Registration No. 333-174709

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
To
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SS&C TECHNOLOGIES HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	71-0987913
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

80 Lamberton Road
Windsor, CT 06095
(860) 298-4500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William C. Stone
Chairman of the Board and Chief Executive Officer
SS&C Technologies Holdings, Inc.
80 Lamberton Road
Windsor, CT 06095
(860) 298-4500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
David A. Westenberg, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 17, 2011
PROSPECTUS
SS&C Technologies Holdings, Inc.
10,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale from time to time of up to 10,000,000 shares of common stock of SS&C Technologies Holdings, Inc. by the selling stockholder identified in this prospectus. We will not receive any proceeds from the sale of the shares.
We have agreed to bear all of the expenses incurred in connection with the registration of these shares. Investment funds affiliated with The Carlyle Group (which we refer to as “Carlyle” or the “selling stockholder”) will pay or assume brokerage commissions and similar charges incurred for the sale of shares of our common stock.
The selling stockholder identified in this prospectus, or its pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.
Our common stock is traded on The NASDAQ Global Select Market under the symbol “SSNC.” On June 15, 2011, the closing sale price of the common stock on NASDAQ was $18.85 per share. You are urged to obtain current market quotations for the common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2011.

     Our principal executive offices are located at 80 Lamberton Road, Windsor, Connecticut 06095, our telephone number at that address is (860) 298-4500 and our Internet address is http://www.ssctech.com. The information on our Internet website is not incorporated by reference in this prospectus, and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only.
     Unless the context otherwise requires, in this prospectus, (1) “SS&C Holdings” means SS&C Technologies Holdings, Inc., our top-level holding company that was formerly known as Sunshine Acquisition Corporation, (2) “SS&C” means SS&C Technologies, Inc., our primary operating company and a direct wholly owned subsidiary of SS&C Holdings, (3) “we,” “us” and “our” mean SS&C Holdings and its consolidated subsidiaries, including SS&C, and (4) references to our “common stock” include both shares of our common stock and shares of our Class A non-voting common stock.
     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholder may sell shares of our common stock. This prospectus provides you with a general description of the securities the selling stockholder may offer. Each time the selling stockholder sells securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should

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not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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PROSPECTUS SUMMARY
     This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”
SS&C Technologies Holdings, Inc.
Overview
     We are a leading provider of mission-critical, sophisticated software products and software-enabled services that allow financial services providers to automate complex business processes and effectively manage their information processing requirements. Our portfolio of software products and rapidly deployable software-enabled services allows our clients to automate and integrate front-office functions such as trading and modeling, middle-office functions such as portfolio management and reporting, and back-office functions such as accounting, performance measurement, reconciliation, reporting, processing and clearing. Our solutions enable our clients to focus on core operations, better monitor and manage investment performance and risk, improve operating efficiency and reduce operating costs. We provide our solutions globally to more than 4,500 clients, principally within the institutional asset management, alternative investment management and financial institutions vertical markets.
The Going-Private Transaction
     On November 23, 2005, SS&C Holdings, a Delaware corporation owned by investment funds affiliated with Carlyle, acquired SS&C through the merger of Sunshine Merger Corporation with and into SS&C, with SS&C being the surviving company and a wholly owned subsidiary of SS&C Holdings, and SS&C’s outstanding common stock converted into the right to receive $37.25 per share in cash (without giving effect to the 8.5-for-1 stock split of our common stock that was effected on March 10, 2010). We refer to the acquisition of SS&C by SS&C Holdings as the “Acquisition.”
     The following transactions occurred in connection with the Acquisition:

•	Carlyle capitalized SS&C Holdings with an aggregate equity contribution of $381.0 million;

•	William C. Stone, SS&C’s Chairman of the Board and Chief Executive Officer, contributed $165.0 million of equity in the form of stock and rollover options, and certain other management and employee option holders contributed approximately $9.0 million of additional equity in the form of rollover options, to SS&C Holdings;

•	SS&C entered into senior secured credit facilities consisting of:

•	a $75.0 million revolving credit facility, of which $10.0 million was drawn at closing; and

•	a $275.0 million term loan B facility, which was fully drawn at closing and of which the equivalent of $75.0 million was drawn in Canadian dollars by one of SS&C’s Canadian subsidiaries;

•	SS&C issued and sold $205.0 million in aggregate principal amount of 11 3/4% senior subordinated notes due 2013;

•	all outstanding options to purchase shares of SS&C’s common stock became fully vested and immediately exercisable, and each outstanding option (other than options held by (1) non-employee directors, (2) certain individuals identified in a schedule to the Merger Agreement and (3) individuals who held options that were exercisable for fewer than 100 shares of SS&C’s common stock) were, subject to certain conditions, assumed by SS&C Holdings and converted into an option to acquire common stock of SS&C Holdings; and

•	all in-the-money warrants to purchase shares of SS&C’s common stock were cancelled in exchange for cash equal to the excess of the transaction price over the exercise price of the warrants.

     In this prospectus, we refer to the Acquisition, the equity contributions to SS&C Holdings, the offering of the senior subordinated notes and the other transactions described above as the “Transaction.”
RISK FACTORS
     Investing in our common stock involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
     This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading “Risk Factors”, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Any such forward-looking statements represent management’s views as of the date of the document in which such forward-looking statement is contained. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

USE OF PROCEEDS
     We are filing the Registration Statement of which this prospectus is a part to permit the holder named in the section entitled “Selling Stockholder” to resell such shares. We will not receive any proceeds from the sale of shares by the selling stockholder. The selling stockholder will pay any underwriting discounts and commissions and transfer taxes incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ Global Select Market listing fees and fees and expenses of our counsel and our accountants.
SELLING STOCKHOLDER
     The following table presents information concerning the beneficial ownership of the shares of our common stock by the selling stockholder assuming 77,339,071 shares of common stock outstanding as of May 31, 2011, which includes 10,000,000 shares to be sold by the selling stockholder in connection with this offering.
     The information in the table below with respect to the selling stockholder has been obtained from that selling stockholder. When we refer to the “selling stockholder” in this prospectus, we mean the selling stockholder listed in the table below as offering shares, as well as the pledgees, donees, assignees, transferees, successors and others who may hold any of the selling stockholder’s interest.
     See “Certain Relationships and Related Transactions” below for a discussion of the material relationships between the Company and investment funds associated with Carlyle.

	Shares beneficially owned			Shares beneficially owned
	prior to the offering			after the offering
Shares
	Number	Percent	Offered	Number	Percent
TCG Holdings, L.L.C.(1)	35,469,799	45.9%	10,000,000	25,469,799	32.9%

(1)	TC Group IV, L.P. is the sole general partner of Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P., the record holders of 34,092,897 and 1,376,902 shares of our common stock, respectively. TC Group IV Managing GP, L.L.C. is the sole general partner of TC Group IV, L.P. TC Group, L.L.C. is the sole managing member of TC Group IV Managing GP, L.L.C. TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C. Accordingly, TC Group IV, L.P., TC Group IV Managing GP, L.L.C., TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed owners of shares of our common stock owned of record by each of Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of shares of our common stock beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership. The principal address and principal offices of TCG Holdings, L.L.C. and certain affiliates is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Management Agreement
     TC Group, L.L.C. (an affiliate of Carlyle), Mr. Stone and SS&C Holdings entered into a management agreement on November 23, 2005, pursuant to which SS&C Holdings paid (1) TC Group, L.L.C. a fee of $5,233,516 for certain services provided by it to SS&C Holdings in connection with the Transaction and the financing of the Transaction and (2) Mr. Stone a fee of $2,266,484 in consideration of his commitment to contribute SS&C equity to SS&C Holdings pursuant to the contribution and subscription agreement between Mr. Stone and SS&C Holdings and as consideration for Mr. Stone’s agreement to enter into a long-term employment agreement with SS&C Holdings, including the non-competition provisions therein. The aggregate amount of these fees was allocated to Mr. Stone and TC Group, L.L.C. pro rata based on their respective ownership of SS&C Holdings following the consummation of the Transaction. SS&C Holdings also agreed to pay to TC Group, L.L.C. (1) an annual fee of $1.0 million for certain management services to be performed by it for SS&C Holdings following consummation of the Transaction and to reimburse TC Group, L.L.C. for certain out-of pocket expenses incurred in connection with the performance of such services and (2) additional reasonable compensation for other services provided by TC Group, L.L.C. to SS&C Holdings from time to time, including investment banking, financial advisory and other services with respect to acquisitions and divestitures by SS&C Holdings or sales of equity or debt interests of SS&C Holdings or any of its affiliates. The management agreement, which was amended in April 2008, terminated upon completion of our initial public offering, or IPO, in March 2010.
Contribution and Subscription Agreement
     On July 28, 2005, Mr. Stone and SS&C Holdings entered into a contribution and subscription agreement, which provided that, immediately prior to the closing date of the Transaction, Mr. Stone would contribute to SS&C Holdings 4,026,845 shares of SS&C common stock held by him in exchange for the issuance by SS&C Holdings to Mr. Stone of newly issued shares of common stock of SS&C Holdings, representing approximately 28% of the outstanding equity of SS&C Holdings. Mr. Stone and SS&C Holdings subsequently reached an understanding to allow Mr. Stone to reduce the number of shares of SS&C common stock that he would contribute to SS&C Holdings pursuant to the contribution and subscription agreement to 3,921,958 shares, with a value of approximately $146.1 million based on a per-share value of $37.25 (without giving effect to the 8.5-for-1 stock split of our common stock that was effected on March 10, 2010). Mr. Stone also agreed not to exercise any of his outstanding options to purchase SS&C common stock. Accordingly, pursuant to the merger agreement for the Acquisition, these options became vested and immediately exercisable on the closing date of the Transaction and were assumed by SS&C Holdings and converted into options to acquire common stock of SS&C Holdings. The value of these assumed options was approximately $18.9 million (calculated by multiplying the number of shares subject to each option by the amount, if any, by which $37.25 exceeded the exercise price of the options). The aggregate value of his contributed shares and options was $165.0 million and represented approximately 28% of the fully diluted outstanding equity of SS&C Holdings, after giving effect to the anticipated equity contributions by Carlyle.
Stockholders Agreement
     On November 23, 2005, Mr. Stone became a party to a stockholders agreement with SS&C Holdings, Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P., which includes restrictions on transfer as well as other provisions described below. The parties amended certain provisions of the stockholders agreement in April 2008, March 2010 and March 2011.
     Board of directors. Pursuant to the stockholders agreement our board of directors consists of eight members, with Mr. Stone occupying one seat and having the right to designate one of the remaining board members, with the stockholders affiliated with Carlyle having the right to designate four of the remaining board members, and with Mr. Stone and the stockholders affiliated with Carlyle collectively having the right to designate the remaining two board members. Accordingly, Mr. Stone designated Normand A. Boulanger, and the stockholders affiliated with Carlyle designated Campbell R. Dyer, William A. Etherington, Allan M. Holt and Claudius E. Watts, IV as members of our board of directors. Mr. Stone and the stockholders affiliated with Carlyle designated Jonathan E. Michael and David A. Varsano as members of our board of directors. The number of board members which Carlyle is entitled to designate will be reduced (1) to three directors if the Carlyle holders hold less than 40% of our common stock, (2) to two directors if the Carlyle holders hold less than 30% of our common stock, and (3) to one director if the Carlyle holders hold less than 15% of our common stock. Based on our shares outstanding as of May 31, 2011, assuming the sale by Carlyle of all 10,000,000 shares of our common stock covered by this prospectus and assuming no other sales or purchases of our common stock by Carlyle, following completion of the offering, investment funds affiliated with Carlyle will beneficially own approximately 32.9% of our common stock and will be entitled to designate three of our directors. The number of board members which Mr. Stone is entitled to designate (including himself) will be reduced to one director if Mr. Stone holds less than 15% of our common stock. The Carlyle holders’ rights under the board of directors designation provisions of the stockholders agreement will terminate at such time as they hold less than 10% of our common stock. Mr. Stone’s rights under the board of directors designation provisions of the stockholders agreement will terminate at such time as he holds less than 10% of our common stock.
     Bring-along rights. If any party to the stockholders agreement proposes to transfer 50% or more of all common stock held by the parties to the agreement to a third-party purchaser, then such transferring stockholder can require the other stockholders who are parties to the agreement to transfer their common stock on the same terms and conditions as the transferring holder.
     Other rights. The stockholders agreement also contained certain tag-along and preemptive rights which terminated upon completion of our IPO.
Service Provider Stockholders Agreement
     On November 23, 2005, all of our members of management (other than Mr. Stone) and all employee option holders whose SS&C options were converted into options to acquire common stock of SS&C Holdings became parties to a service provider stockholders agreement with Carlyle Partners IV, L.P., CP IV Coinvestment, L.P. and SS&C Holdings. In addition, substantially all holders of options to purchase common stock of SS&C Holdings have subsequently become parties to the agreement. SS&C Holdings and the Carlyle stockholders amended certain provisions of the service provider stockholders agreement in April 2008. Under the agreement, if the Carlyle holders propose to transfer 50% or more of our outstanding common stock to a third-party purchaser, then the Carlyle holders can require the members of our management and employee option holders who are parties to the agreement to transfer their common stock and options on the same terms and conditions as the Carlyle holders (bring-along rights).
Registration Rights Agreement
     On November 23, 2005, SS&C Holdings, Mr. Stone and Carlyle entered into a registration rights agreement, which provides for certain registration rights. Under the registration rights agreement, either Carlyle or Mr. Stone can demand that we file a registration statement for all or a portion of their common stock. Carlyle and Mr. Stone are also entitled to request that their shares be covered by a registration statement that we are otherwise filing with respect to our common stock. These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in certain registrations. Under the registration rights agreement, we have also agreed to indemnify the selling stockholders against certain liabilities relating to the selling of the common stock, including liabilities arising under the Securities Act, and to pay the costs and fees of registering the shares of common stock; however, the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of shares of common stock. The registration statement of which this prospectus is a part was filed pursuant to the request of Carlyle pursuant to the registration rights agreement.
Management Rights Agreement
     Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., SS&C Holdings and SS&C entered into a management rights agreement on November 23, 2005, pursuant to which Carlyle Partners IV, L.P. was granted (1) the right to nominate one director to serve as a member of the board of directors of SS&C Holdings and to appoint one non-voting board observer to the board of directors of SS&C, (2) reasonable access to the books and records of SS&C Holdings and SS&C and their subsidiaries and (3) the right to consult from time to time with the management of SS&C Holdings and SS&C and their subsidiaries at their respective place of business regarding operating and financial matters. The management rights agreement will terminate with respect to SS&C when SS&C Holdings and its affiliates no longer beneficially own any voting securities of SS&C. The management rights agreement will terminate with respect to SS&C Holdings when Carlyle Partners IV, L.P. and its affiliates no longer beneficially own any voting securities of SS&C Holdings.
PLAN OF DISTRIBUTION
     The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. The term “selling stockholder” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholder may sell its shares by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of The NASDAQ Global Select Market;

•	in privately negotiated transactions; and

•	in options transactions.
     In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.
     In offering the shares covered by this prospectus, any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
     In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
     We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act.
LEGAL MATTERS
     The validity of the shares offered by this prospectus has been passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the Registration Statement from the SEC at the address listed above or from the SEC’s Internet site.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC requires us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.
(1)	Our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 11, 2011;

(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC on May 13, 2011;

(3)	Our Current Reports on Form 8-K, as filed with the SEC on February 16, 2011, March 9, 2011, March 18, 2011, April 14, 2011, May 27, 2011 and June 7, 2011;

(4)	Any other filings we make pursuant to the Exchange Act after the date of filing the initial Registration Statement and prior to effectiveness of the Registration Statement (other than any information in such reports that is deemed to have been furnished to, rather than filed with, the SEC in accordance with SEC rules); and

(5)	The description of our common stock contained in our Registration Statement on Form 8-A dated March 23, 2010.
     A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus.
     You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
SS&C Technologies Holdings, Inc.
80 Lamberton Road
Windsor, Connecticut 06095
Attention: Investor Relations
Telephone: (860) 298-4500

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by SS&C Holdings (except any underwriting discounts and commissions and transfer taxes incurred by the selling stockholder in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$22,652
Legal fees and expenses	$25,000
Accounting fees and expenses	$25,000
Miscellaneous expenses	$1,000

Total expenses	$73,652

Item 15. Indemnification of Directors and Officers.
     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. We have included such a provision in our Restated Certificate of Incorporation.
     Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
     Our Restated Certificate of Incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of us, by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, all such persons being referred to as an indemnitee, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

     Our Restated Certificate of Incorporation provides that we will indemnify any indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with such action, suit or proceeding, and any appeal therefrom, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any indemnitee has been successful, on the merits or otherwise, we will indemnify him or her against all expenses, including attorneys’ fees, actually and reasonably incurred in connection therewith. Expenses must be advanced to an indemnitee under certain circumstances.
     We have entered into indemnification agreements with each of our directors in addition to the indemnification provided for in our Restated Certificate of Incorporation. These indemnification agreements require us, among other things, to indemnify our directors for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director in any action or proceeding arising out of his service as one of our directors, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
     We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 16. Exhibits

EXHIBIT
NUMBER	DESCRIPTION

4.1	Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164043).

4.2	Amended and Restated By-laws of the Registrant. Incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164043).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP, included in Exhibit 5.1.

24.1*	Power of Attorney.

*	Previously filed.
Item 17. Undertakings.
     Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement.
     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     Item 512(b) of Regulation S-K. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     Item 512(i) of Regulation S-K. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on June 17, 2011.

SS&C TECHNOLOGIES HOLDINGS, INC.
By:	/s/ William C. Stone
William C. Stone
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William C. Stone William C. Stone	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 17, 2011

/s/ Patrick J. Pedonti Patrick J. Pedonti	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 17, 2011

* Normand A. Boulanger	Director	June 17, 2011

* Campbell R. Dyer	Director	June 17, 2011

* William A. Etherington	Director	June 17, 2011

* Allan M. Holt	Director	June 17, 2011

Signature	Title	Date

* Claudius E. Watts, IV	Director	June 17, 2011

* Jonathan E. Michael	Director	June 17, 2011

* David A. Varsano	Director	June 17, 2011

* By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Attorney-in-fact

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1	Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164043).

4.2	Amended and Restated By-laws of the Registrant. Incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164043).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP, included in Exhibit 5.1.

24.1*	Power of Attorney.

*	Previously filed.